EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Agway Inc. on Form S-3 (No. 333-59808) and (No. 333-62509) and on Form S-8 (No333-93531) of our report dated August 17, 2001, except for Note 9, as to which the date is September 14, 2001, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Syracuse, New York
September 18, 2001